UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2014

Silicon Graphics International Corp.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-51333 (Commission file Number)	32-0047154 (IRS Employer Identification Number)
900 N. McCarthy Blvd., Milpitas, CA (Address of principle executive offices)		95035 (Zip Code)
669.900.8000 (Registrant’s telephone no., including area code)
Not Applicable (Form Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events.

As previously announced November 20, 2013, Silicon Graphics International Corp. (the “Company”) entered into an Asset Purchase Agreement (the “APA”) with Jabil Circuit, Inc. (“Jabil”), pursuant to which the Company will sell and transfer to Jabil certain assets and Company personnel related to its business for $6.3 million in cash.  In connection with the APA, the Company and Jabil also agreed to enter into a Master Supply Agreement (the “MSA”), pursuant to which Jabil will manufacture and supply certain products for the Company and act as the Company’s primary manufacturing services and supply chain management provider.  Under the terms of the APA, the transaction was anticipated to close on or before February 28, 2014 (the “Closing”).

On February 26, 2014, the Company and Jabil entered into the First Amendment to APA, under which the Company and Jabil have agreed that the Closing will occur neither sooner than April 28, 2014 nor later than June 1, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Silicon Graphics International Corp.

Dated: March 3, 2014                                                                                          By:            /s/ Jennifer W. Pileggi

     Jennifer W. Pileggi

     Senior Vice President, General Counsel and
     Corporate Secretary